EXHIBIT 3.27
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 03/04/1991
721063057 — 2057824
FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
COMMUNITY HEALTH SYSTEMS, INC.
(Adopted pursuant to sections 245 and 242 of Title 8,
Chapter 1 of the Delaware Code of 1953)
Community Health Systems, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of Title 8, Chapter 1 of the Delaware Code of 1953, does hereby amend and restate its certificate of incorporation, originally filed with the Secretary of State of the State of Delaware on March 25, 1985, as follows:
ARTICLE I
NAME
The name of the Corporation is
COMMUNITY HEALTH SYSTEMS, INC.
ARTICLE II
REGISTERED OFFICE
The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, county of New Castle. The name of its registered agent at that address is The Corporation Trust Company.
ARTICLE III
PURPOSE
The purpose of the Corporation is to engage in any lawful act for which corporations may be organized under the General Corporation Law of Delaware.
ARTICLE IV
STOCK
The total number of shares of stock which the corporation shall have authority to issue is 20,000,000 shares of which
(a) 5,000,000 shares shall be Preferred Stock, issuable in series of the par value of $.01 per share, and
(b) 15,000,000 shares shall be Common Stock of the par value of $.01 per share.

The designations, powers, preferences and rights and the qualifications, limitations or restrictions of the Preferred Stock and the Common Stock are as follows:
A. PREFERRED STOCK
The Preferred Stock may be issued from time to time in one or more series and with such designation for each such series as shall be stated and expressed in the resolution or resolutions providing for the issue of each such series adopted by the Board of Directors. The Board of Directors in any such resolution or resolutions is expressly authorized to state and express for each such series.
(1) Voting rights, if any, including without limitation the authority to confer multiple votes per share, voting rights as to specified matters or issues such as mergers, consolidations or sales of assets, or voting rights to be exercised either together with holders of common stock as a single class, or independently as a separate class;
(2) The rate per annum and the times at and conditions upon which the holders of stock of such series shall be entitled to receive dividends, and whether such dividends shall be cumulative or noncumulative and if cumulative the terms upon which such dividends shall be cumulative;
(3) The price or prices and the time or times at and the manner in which the stock of such series shall be redeemable;
(4) The rights to which the holders of the shares of stock of such series shall be entitled upon any voluntary or involuntary liquidation or winding up of the corporation;
(5) The terms, if any, upon which the shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or price or the rate or rates of conversion or exchange and the terms of adjustments if any; and
(6) Any other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof so far as they are not inconsistent with the provisions of the Certificate of Incorporation, as amended, and to the full extent now or hereafter permitted by the laws of Delaware.
All shares of the Preferred Stock of any one series shall be identical to each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if cumulative, shall be cumulative.
B. COMMON STOCK
(1) Whenever dividends upon the Preferred Stock at the time outstanding shall have been paid in full for all past dividend periods or declared and set apart for payment, such dividends as may be determined by the Board of Directors may be declared by the Board of Directors and paid from time to time to the holders of the Common Stock.

(2) In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, all assets remaining after the payment to the holders of the Preferred Stock at the time outstanding of the full amounts to which they shall be entitled, shall be divided and distributed among the holders of the Common Stock according to their respective shares.
(3) Each holder of the Common Stock shall have one vote in respect of each share of such stock held by him.
(4) Holders of the Common Stock shall not have the pre-emptive right to subscribe for any new or increased shares of any class of stock of the corporation.
ARTICLE V
DURATION
The Corporation is to have perpetual existence.
ARTICLE VI
BOARD OF DIRECTORS
SECTION 6.1 Powers. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:
(a) To make, alter or repeal the Bylaws of the Corporation;
(b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;
(c) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;
(d) By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the Bylaws may provide that in the absence or disqualification of any member of such committee or committees the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member; and
(e) Except as otherwise required by this Certificate of Incorporation, when and as authorized by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding having voting power given at a stockholders’ meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting power of the stock issued and outstanding, to sell, lease or exchange all or substantially all the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including, without limitation, securities of any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.
SECTION 6.2 Number. Election and Terms of Directors. The number of the directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation. The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws of the corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1992, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1993, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1994, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.
SECTION 6.3 Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
SECTION 6.4 Removal. Any director may be removed from office for cause by the affirmative vote of the holders of seventy-five percent of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.
SECTION 6.5 Amendment or Repeal. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least seventy-five percent of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal Sections 6.2, 6.3, 6.4 or 6.5 this Article VI.

ARTICLE VII
STOCKHOLDERS MEETINGS; BOOKS AND
RECORDS; ELECTION OF DIRECTORS
SECTION 7.1 Location of Meetings; Books and Records; Use of Ballots in the Elections of Directors. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Elections of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
SECTION 7.2 Actions by Shareholders; Special Meetings; Amendment. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least seventy-five percent of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Section 7.2.
ARTICLE VIII
INDEMNIFICATION
SECTION 8.1. Third Party Actions. The Corporation shall indemnify any person who was or is a party or is or was threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent (including without limitation members of advisory boards of hospitals and other facilities owned by the Corporation and physicians serving on medical staff committees of such hospitals) of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or not taken by such person while acting in any such capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (whether with or without court approval) actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 8.2. Actions By or In the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is or was threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent (including without limitation members of advisory boards of hospitals and other facilities owned by the Corporation and physicians serving on medical staff committees of such hospitals) of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or not taken by him while acting in any such capacity, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. The termination of any such threatened or actual action or suit by a settlement or by an adverse judgment or order shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation. Nevertheless, there shall be no indemnification with respect to expenses incurred in connection with any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
SECTION 8.3. Absolute Right. To the extent that a director, officer, employee or agent of the Corporation, or a person serving in any other enterprises at the request of the Corporation, shall have been successful on the merits or otherwise in defending against any threatened or actual action, suit or proceeding referred to in Section 8.1 or any threatened or actual action or suit referred to in Section 8.2, or in defense of any claim, issue or matter therein, he shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
SECTION 8.4 Determination of Conduct. Any indemnification under Section 8.1, or under Section 8.2 (unless ordered by a court), shall be made by the Corporation only as authorized in the specific cases upon a determination that indemnification is proper in the circumstances because the person claiming indemnification has met the applicable standard of conduct set forth in such sections. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.
SECTION 8.5. Payment of Expenses in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of a director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VIII.
SECTION 8.6. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.
SECTION 8.7. Definition. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent corporation (including nay constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or who was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII, with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. In addition, “the Corporation” shall also include all subsidiary corporations owned by the Corporation.
SECTION 8.8. Indemnity Not Exclusive. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation or engaged in any other enterprise at the request of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.
ARTICLE IX
BUSINESS COMBINATIONS
SECTION 9.1. Business Combinations. The provisions of this Article IX shall apply to any of the following transactions (hereinafter referred to as “Business Combinations”):
(1) any merger or consolidation of the Corporation with or into any other corporation, person, or other entity which is the beneficial owner, directly or indirectly, of ten percent or more of the outstanding Voting Securities (as hereinafter defined) of the Corporation;
(2) any sale, lease, exchange, pledge, transfer, or other disposition (in one transaction or in a series of transactions) of all or substantially all of the assets of the Corporation to any other corporation, person or other entity which is the beneficial owner, directly or indirectly, of ten percent or more of the outstanding Voting Securities of the Corporation;

(3) any sale, lease, exchange, or other disposition (in one transaction or a series of related transactions) to the Corporation or any subsidiary of the Corporation of any assets in exchange for Voting Securities (or securities convertible into or exchangeable for Voting Securities) of the Corporation or any subsidiary of the Corporation by any other corporation, person, or entity which is the beneficial owner, directly or indirectly, of ten percent or more of the outstanding Voting Securities of the Corporation, if the effect of such transaction is to increase by more than ten percent the total number of Voting Securities held by such entity; or
(4) any reclassification of securities (including any reverse stock split), recapitalization, or other transaction of the Corporation which has the effect, directly or indirectly, of decreasing the number of holders of the Corporation’s Voting Securities remaining after any other corporation, person, or entity has become the beneficial owner, directly or indirectly, of ten percent or more of the outstanding Voting Securities of the Corporation.
A corporation, person or other entity which is the beneficial owner, directly or indirectly, of ten percent or more of the Corporation’s outstanding Voting Securities (taken together as a single class) is herein referred to as the “Acquiring Entity.”
SECTION 9.2. Board Action. If the Board of Directors unanimously approves a Business Combination with seventy-five percent of the members of the entire Board of Directors voting in favor of such Business Combination, then regular rules governing said Business Combination shall apply, and the provisions of this Article IX hereinafter set forth shall be disregarded.
SECTION 9.3. Vote Required. Notwithstanding the provisions of Section 216 of the General Corporation Laws of the State of Delaware, and any other provisions of this Certificate of Incorporation or the Bylaws, the affirmative vote of seventy-five percent of the voting power of the issued and outstanding capital stock of the Corporation present, in person, or by proxy at such meeting, excluding all Voting Securities owned beneficially, directly or indirectly, by the Acquiring Entity, shall be required for approval of any such Business Combination.
SECTION 9.4. Voting Securities. The term “Voting Securities” shall mean the voting power represented by all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, and each reference to a proportion of shares of Voting Securities shall refer to the voting power represented by shares having such proportion to the voting power of shares entitled to be cast.
SECTION 9.5. Beneficial Ownership. For the purposes of this Article IX, any corporation, person, or entity will be deemed to be the beneficial owner of any Voting Securities of the Corporation:
(1) which it owns directly, whether or not of record, Or
(2) which it has the right to acquire pursuant to any agreement or arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants, or options or otherwise, or

(3) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of Section 9.5(2) above), by an “affiliate” or “associate” as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on June 1, 1990, or
(4) which are beneficially owned, directly or indirectly (including shares deemed owned through application of -Section 9.5(2) above), by any other corporation, person, or entity with which it or any of its “affiliates” or “associates” (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on June 1, 1990) has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Voting Securities of the Corporation.
For the purposes only of determining whether a corporation, person, or other entity owns beneficially, directly or indirectly, ten percent or more of the outstanding Voting Securities of the Corporation, the outstanding Voting Securities of the Corporation will be deemed to include any Voting Securities that may be issuable pursuant to any agreement, arrangement, or understanding or upon exercise of conversion rights, exchange rights, warrants, options, or otherwise which are deemed to be beneficially owned by such corporation, person, or other entity pursuant to the foregoing provisions of this Section 9.5.
SECTION 9.6. Exemptions. The provisions of this Article IX shall not apply to a Business Combination which (i) does not change any Voting Security holder’s percentage ownership of Voting Securities in any successor to the Corporation from the percentage of Voting Securities beneficially owned by such holder in the Corporation, (ii) provides for the provisions of this Article IX, without any amendment, change, alteration, or deletion, to apply to any successor to the Corporation, and (iii) does not transfer all or substantially all of the Corporation’s assets, other than to a wholly-owned subsidiary of the Corporation.
SECTION 9.7. Additional Voting Requirements. The affirmative vote required by this Article IX will be in addition to the vote of the holders of any class or series of stock of the Corporation otherwise required by law or this Certificate of Incorporation, or a resolution providing for the issuance of a class or series of stock which has been adopted by the Board of Directors, or any agreement between the Corporation and any national securities exchange.
SECTION 9.8. Amendment. No amendment, alteration, change, or repeal of any provision of this Article IX may be effected unless it is approved at a meeting of the Corporation’s stockholders called for that purpose. Notwithstanding any other provision of this Certificate of Incorporation, there shall be required to amend, alter, change or repeal, directly or indirectly, any provision of this Article IX the affirmative vote of seventy-five percent of the voting power of the issued and outstanding capital stock of the Corporation present, in person or by proxy, at such meeting, excluding all Voting Securities owned beneficially, directly or indirectly, by any Acquiring Entity.
ARTICLE X
AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute or, as applicable, by this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.
ARTICLE XI
LIMITATION OF LIABILITY OF DIRECTORS
No member of the Board of Directors of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article XI shall not eliminate or limit the liability of a director (a) for any act or omission occurring prior to the date this Article XI becomes effective pursuant to the Delaware General Corporation Law or (b) (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derives an improper personal benefit.
ARTICLE XII
AMENDMENT OF BYLAWS
The Board of Directors shall have power to adopt, amend and repeal the Bylaws of the Corporation. Any Bylaws adopted by the directors under the powers conferred hereby may be amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, provisions of the Bylaws of the Corporation regulating the number, qualification and election of directors; newly created directorships and vacancies, removal of directors and election of directors shall not be amended or repealed and no provision inconsistent with provisions regulating such matters in the then existing Bylaws shall be adopted without the affirmative vote of the holders of at least seventy-five percent of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least seventy-five percent of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article XII.
ARTICLE XIII
RECAPITALIZATION
Each holder of record of the $.01 par value Class A Common Stock, $.01 par value Class B Common Stock and $.01 par value Preferred Stock of the Corporation issued and outstanding as of the close of business on the date this Fourth Amended and Restated Certificate of Incorporation is filed with the Office of the Secretary of State of Delaware shall be entitled to receive certificates representing one share of $.01 par value common stock (the “Common Stock”) for each outstanding share of Class A Common Stock, Class B Common Stock or Preferred Stock, held by such holder, as the case may be, with any fractional shares to be paid in cash.

We, the undersigned, President and Secretary of Community Health Systems, Inc., for the purpose of amending and restating the Certificate of Incorporation of said Community Health Systems, Inc., do make this certificate, hereby declaring and certifying that this Fourth Amended and Restated Certificate of Incorporation was adopted by written consent of a majority of the stockholders of Community Health Systems, Inc. in accordance with the provisions of Section 228 of the general Corporation Law of Delaware and written notice has been given to those stockholders of Community Health Systems, Inc. who have not consented in writing in accordance with said Section 228, and further that this instrument is our act and deed and that the facts herein stated are true. Accordingly, we have hereunto set our hands and seals this 1st day of March, 1991.
/s/ E. Thomas Chaney

E. Thomas Chaney, President
/s/ Linda K. Parsons

Secretary

STATE OF TEXAS
COUNTY OF HARRIS
Before me, the undersigned authority, on this date personally appeared E. Thomas Chaney and Linda Parsons, known to me to be the persons whose names are subscribed to the foregoing instrument, and acknowledged to me that they executed the same for the purposes and consideration therein expressed.
Given under my hand and seal this 1st day of Mar, 1991.
/s/ Gloria Chavez

Notary Public, in and for the State of Texas
My Commission Expires 1-27-92

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/10/1994
944082284 — 2057824
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
COMMUNITY HEALTH SYSTEMS, INC.
Community Health Systems, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, whose Fourth Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on March 4, 1991, and whose original Certificate of Incorporation was filed with the Delaware Secretary of State on March 25, 1985,
DOES HEREBY CERTIFY:
1. The Fourth Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the first two paragraphs of Article IV in their entirety and inserting in lieu thereof the following:
“The total number of shares of stock which the Corporation shall have authority to issue is 35,000,000 shares of which
(a) 5,000,000 shares shall be Preferred Stock, issuable in series of the par value of $.01 per share, and
(b) 30,000,000 shares shall be Common Stock of the par value of $.01 per share.”
2. Such amendment was duly adopted in accordance with the provision of Sections 212 and 242 of the Delaware General Corporation Law.
IN WITNESS WHEREOF, Community Health Systems, Inc. has caused this Certificate to be signed by its duly authorized officer this 9th day of May, 1994.
COMMUNITY HEALTH SYSTEMS, INC.
/s/ Tyree G. Wilburn

Tyree G. Wilburn, Senior Vice President
Attest:
/s/ Sara Martin-Michels

Sara Martin-Michels, Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/23/1954
944179306 — 2057824
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED
OFFICE AND REGISTERED AGENT
OF
COMMUNITY HEALTH SYSTEMS, INC.
The Board of Directors of:
COMMUNITY HEALTH SYSTEMS, INC.
a Corporation of the State of Delaware, on this 19th day of September, A.D. 1994, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:
1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.
The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is CORPORATION SERVICE COMPANY.
COMMUNITY HEALTH SYSTEMS, INC.
a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.
IN WITNESS WHEREOF, said corporation has caused this
Certificate to be signed by its duly authorized Assistant Secretary this 19th day of September A.D. 1994.
/s/ Sara Martin Michels

Authorized Officer

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
COMMUNITY HEALTH SYSTEMS, INC.
Community Health Systems, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, whose Fourth Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on March 4, 1991, and whose original Certificate of Incorporation was filed with the Delaware Secretary of State on March 25, 1985,
DOES HEREBY CERTIFY:
1. The Fourth Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article IV in its entirety and inserting in lieu thereof the following:
“The total number of shares of stock which the Corporation shall have authority to issue is 50,000,000 shares of which
(a) 5,000,000 shares shall be Preferred Stock, issuable in series of the par value of $.01 per share, and
(b) 45,000,000 shares shall be Common Stock of the par value of $.01 per share.”
2. Such amendment was duly adopted in accordance with the provision of Sections 212 and 242 of the Delaware General Corporation Law.
IN WITNESS WHEREOF, Community Health Systems, Inc. has caused this Certificate to be signed by its duly authorized officer this 4th day of May, 1995.
COMMUNITY HEALTH SYSTEMS, INC.
/s/ Tyree G. Wilburn

Tyree G. Wilburn, Senior Vice President
Attest:
/s/ Sara Martin-Michels

Sara Martin-Michels, Assistant Secretary
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/05/1995
950099963 — 2057824

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:00 PM 09/07/1995
950203109 — 2057824
CERTIFICATE OF DESIGNATIONS
of
COMMUNITY HEALTH SYSTEMS, INC.
(Pursuant to Section 151 of the
Delaware General Corporation Law)
Community Health Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on September 7, 1995:
RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the corporation in accordance with the provisions of the Certificate of Incorporation, as amended and restated, the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share (the “Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:
Series A Junior Participating Preferred Stock;
Section 1. Designation of Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred stock”) and the number of shares constituting the Series A Preferred Stock shall be 830,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants, or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.
Section 2. Dividends and Distributions.
(A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock of the Corporation (the “Common Stock”), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:
(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of voting Common stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of voting Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of voting Common Stock outstanding immediately after such event and the denominator of which is the number of shares of voting common Stock that were outstanding immediately prior to such event.
(B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of voting Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.
(C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of voting Common Stock as set forth herein) for taking any corporate action.
Section 4. Certain Restrictions.
(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;
(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series

A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or
(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof, All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.
Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Section. 7 Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.
Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock.
Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as single class.
Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share, which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of series A Preferred Stock.
IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its President and attested by its Secretary this 7th day of September, 1995.
/s/ E. Thomas Chaney

E. Thomas Chaney
President

Attest:

/s/ Linda Parsons

Linda Parsons
Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 07/22/1996
960213255 — 2057824
Certificate Of Ownership And Merger
Merging
FLCH Acquisition Corp.
Into
Community Health Systems, Inc,
Pursuant to Section 253 of the
General Corporation Law of the State of Delaware
FLCH Acquisition Corp., a Delaware corporation (“FLCH”), hereby certifies as follows:
First: Community Health Systems, Inc. (“Community”) and FLCH were incorporated pursuant to the General Corporation Law of the State of Delaware on March 25, 1985 and June 6, 1996, respectively.
Second: FLCH owns at least 90% of the outstanding shares of the Common Stock, par value $.01 per share, of Community.
Third: On July 22, 1996, the sole director of FLCH adopted, by written consent, the resolutions attached hereto as Exhibit A which are incorporated herein by reference.
Fourth: The Merger contemplated herein was approved by the holders of all of the outstanding stock of FLCH entitled to vote thereon by written consent dated July 22, 1996, pursuant to Section 228 of the Delaware General Corporation Law.
Fifth: The Amended and Restated Certificate of Incorporation of Community, as amended and restated hereby, shall constitute the Restated Certificate of Incorporation of Community which shall be the surviving corporation in the Merger (“Surviving Corporation”), and, as so amended, shall read in its entirety as set forth in Appendix I to Exhibit A hereto.
Sixth: This Certificate of Ownership and Merger shall be effective upon its filing date.
Seventh: FLCH has caused this Certificate to be signed by Winston E. Hutchins, its Executive Vice President, this 22 day of July, 1996.
FLCH ACQUISITION CORP.
By: /s/ Winston E. Hutchins

       Winston E. Hutchins
       Executive Vice President

EXHIBIT A
WRITTEN CONSENT OF
THE SOLE DIRECTOR
OF FLCH ACQUISITION CORP.
WHEREAS, FLCH Acquisition Corp. (“FLCH”) is the record and beneficial owner of at least ninety percent of the outstanding shares of common stock, par value $.01 per share (the “Community Common Stock”), of Community Health Systems, Inc., a Delaware corporation (“Community”); and
WHEREAS, said Community Common Stock is the only issued and outstanding class of capital stock of Community; and
WHEREAS, FLCH desires to merge itself into Community pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware;
NOW, THEREFORE, BE IT RESOLVED, that effective upon the filing of an appropriate Certificate of Ownership and Merger, embodying these resolutions, with the Secretary of State of the State of Delaware (the “Certificate of Merger”), FLCH shall merge itself into Community (the “Merger”), and Community shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall assume all the obligations of FLCH (the date and time of such filing being hereinafter referred to as the “Effective Time”); and
RESOLVED, that the terms and conditions of the Merger are as follows:
(1) At the Effective Time, the Amended and Restated Certificate of Incorporation of Community shall be amended to read in its entirety as set forth in Appendix I hereto, and, as so amended, shall constitute the Restated Certificate of Incorporation of the Surviving Corporation;
(2) At the Effective Time, the By-Laws of FLCH shall constitute the By-Laws of the Surviving Corporation;
(3) At the Effective Time, the sole director of FLCH shall be the sole director of the Surviving Corporation, until her successors are duly elected or appointed and qualified in the manner provided by the Restated Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law;
(4) At the Effective Time, the officers of Community shall be the officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Restated Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law;
(5) At the Effective Time, by virtue of the Merger, without any action on the part of the holder thereof, each share of Community Common Stock that is issued and outstanding immediately prior to the Effective Time (other than Dissenters’ Shares, as defined below, and except as provided in clause (7) below) shall be converted into the right to receive $52.00 in cash, without interest (the “Merger Consideration”);
(6) At the Effective Time, each of the outstanding shares of Community Common Stock held by stockholders who shall have properly exercised and perfected appraisal rights with respect thereto under Section 262 of the Delaware General Corporation Law (“Dissenters’ Shares”) shall not be convened as set forth in paragraph (5) above pursuant to the Merger, but shall instead be entitled to receive payment of the appraised value of such shares in accordance with the provisions of such Section 262, except that any Dissenters’ Shares held by a stockholder who shall thereafter withdraw his or her demand for appraisal of such shares or lose his or her right to such payment shall be converted, as of the Effective Time, as set forth in paragraph (5) above;
(7) At the Effective Time, each of the shares of Community Common Stock held by Community as treasury shares or owned by FLCH or its parent prior to the Effective Time shall be canceled;
(8) At the Effective Time, each share of the common stock, par value $0.01 per share, of FLCH that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation;
(9) At and after the Effective Time, the stock transfer books of Community shall be closed and no transfer of shares shall thereafter be made; and the holders of certificates for shares of Community Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to their shares of Community Common Stock, except the right to receive the Merger Consideration upon surrender of the certificates representing such shares and except such rights as to Dissenters’ Shares as arc described in clause (6) above;
(10) At the Effective Time, the Surviving Corporation shall possess all of the assets and property of every description, and all of the rights, privileges, powers, franchises and authority, of each of FLCH and Community and the obligations belonging to or due either of them shall be vested in the Surviving Corporation without further act or deed;
RESOLVED, that the officers of FLCH be, and each of them hereby is, directed and authorized to make, execute and deliver, in the name and on behalf of FLCH, a Certificate of Ownership and Merger setting forth a copy of these resolutions providing for the merger of FLCH into Community, and the date of adoption hereof, and to cause the same to be filed with the Secretary of State of the State of Delaware and a certified copy thereof recorded in the office of the Recorder of Deeds in the County of New Castle in the State of Delaware; and
RESOLVED, that, at or after the Effective Time, Chase Mellon Shareholder Services L.L.C. (or such other person as is determined by the officers of the Surviving Corporation) shall be appointed as Paying Agent with respect to the shares of Community Common Stock surrendered pursuant to the Merger; and

RESOLVED, that the officers of FLCH be, and each of them is, authorized to take or cause to be taken all such further actions and to execute and deliver all such further agreements, documents, certificates and undertakings in the names and on behalf of FLCH and to incur al/ fees and expenses as in his judgment shall be necessary, appropriate or advisable to carry into effect the purpose and intent of any and all of the foregoing resolutions; and
RESOLVED, that a copy of this Written Consent be filed in the Minute Book of FLCH.

Appendix I
RESTATED
CERTIFICATE OF INCORPORATION
OF
COMMUNITY HEALTH SYSTEMS, INC.
FIRST: The name of the Corporation is Community Health Systems, Inc.
SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
FOURTH: The total number of shares which the Corporation shall have authority to issue is 100,000 shares of Common Stock par value $.01 per share.
FIFTH. The Board of Directors is expressly authorized to adopt, amend, or repeal the by-laws of the Corporation.
SIXTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.
SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
EIGHTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED
OFFICE AND REGISTERED AGENT
OF
COMMUNITY HEALTH SYSTEMS, INC.
The Board of Directors of Community Health Systems, Inc., a Delaware corporation (the “Corporation”), on the 2nd day of June, AD, 1990, did thereby resolve and order that the location of the Registered Office of the Corporation within the State of Delaware be, and the same hereby is: 1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.
The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is: CORPORATION SERVICE COMPANY.
The Corporation, does hereby certify that the foregoing is a true copy of a resolution adopted by its Board of Directors by written consent dated June 2, 1998.
IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by its President and Secretary this 17th day of June, 1998.
By: Wayne T. Smith
Wayne T. Smith, President and CEO
Attested By:  /s/ Rachel A. Seifert

Rachel A. Seifert, Vice President,
General Counsel and Secretary
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/19/1998
981237227— 2057824

UNANIMOUS WRITTEN CONSENT OF
THE BOARD OF DIRECTORS OF
COMMUNITY HEALTH SYSTEMS, INC.
Pursuant to Section 141(f) of the
General Corporation Law of the State of Delaware
The undersigned, being all of the members of the Board of Directors of Community Health Systems, Inc., a Delaware corporation (the “Corporation”), hereby consent, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, to the adoption of the fallowing resolutions:
Change of Registered Agent
RESOLVED, that the location of the Registered Office of the Corporation within the State of Delaware be, and the same hereby is: 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware, 19805.
RESOLVED, that the name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is Corporation Service Company.
RESOLVED, that the officers of the Corporation are hereby authorized to take any actions necessary to notify the Delaware Secretary of State of the change in registered agent and registered address in the State of Delaware.
RESOLVED, that a copy of this written consent be filed with the minutes of the proceedings of the Board of Directors of the Corporation.
Dated: June 2, 1998.
/s/ Sandra J. Horbach

Sandra J. Horbach
/s/ Wayne T. Smith

Wayne T. Smith
/s/ Thomas H. Lister

Thomas H. Lister
/s/ W. Larry Cash

W. Larry Cash

CERTIFICATE OF AMENDMENT OF
THE RESTATED CERTIFICATE OF INCORPORATION
OF
COMMUNITY HEALTH SYSTEMS, INC.
(to be renamed “CHS/Community Health Systems, Inc.”)
(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)
The undersigned, Rachel Seifert, certifies that she is the Vice President and Secretary of Community Health Systems Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), and does hereby further certify as follows:
(1) This Certificate of Amendment to the Restated Certificate of Incorporation, which amends the certificate of incorporation of the Corporation by changing the name of the Corporation, was duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.
(2) The FIRST paragraph of the Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:
“FIRST: The name of the Corporation is CHS/Community Health Systems, Inc. (the “Corporation”).”
IN WITNESS WHEREOF, Community Health Systems, Inc. has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be signed by Rachel Seifert, its Vice President and Secretary on this 25 day of February, 2000.
COMMUNITY HEALTH SYSTEMS, INC.
By: /s/ Rachel Seifert

       Name: Rachel Seifert
       Title: Vice President and Secretary
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 02/24/2000
001092675 — 2057824

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
1. The name of the corporation (hereinafter called the “Corporation”) is: CHS/Community Health Systems, Inc.
2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, Suite 1B, City of Dover 19901, County of Kent.
3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.
4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on. 10-31-03
/s/ Sherry Connelly

Sherry Connelly
Asst Secretary
State of Delaware
Secretary of State
Division of Corporations
Delivered 10:46 AM 11/12/2003
FILED 09:47 AM 11/12/2003
SRV 030724054 — 2057824 FILE

COMMUNITY HEALTH SYSTEMS, INC.
(Now known as CHS/Community Health Systems, Inc. )
UNANIMOUS WRITTEN CONSENT OF
THE BOARD OF DIRECTORS
Pursuant to Section 141(f) of the
General Corporation Law of the State of Delaware
The undersigned, being all of the members of the Board of Directors of Community Health Systems, Inc., a Delaware corporation (the “Company”), hereby consent, pursuant to Section 141(f) of the Delaware General Corporation Law, to the adoption of the following resolutions:
Amendment of By-Laws
RESOLVED, that, pursuant to Article VIII of the Restated Certificate of Incorporation of the Company on file with the Delaware Secretary of State and Article VII of the By-Laws of the Company, dated as of July 22, 1996, Article IV, Section 5 of the By-Laws of the Company be, and hereby is, amended and restated as follows:
“SECTION 5. The President. The President shall, in the absence of the Chairman of the Board or if the Chairman of the Board shall not have been elected, preside at each meeting of the Board of Directors or the stockholders. He shall perform all duties incident to the office of President and such other duties as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer, if one shall have been elected.”
RESOLVED, that the Secretary of the Company be, and she hereby is, directed to place a copy of the amended Article IV, Section 5 of the By-Laws of the Company with the corporate records of the Company.
Chief Executive Officer
RESOLVED, that E. Thomas Chaney be, and he hereby is, elected to the office of Chief Executive Officer of the Company, to hold office until his successor shall have been duly elected and qualified.
RESOLVED, that a copy of this written consent be filed with the minutes of the proceedings of the Board of Directors of the Company.
Dated: January 13, 1997,
/s/ E. Thomas Chaney

E. Thomas Chaney
/s/ Sandra J. Horbach

Sandra J. Horbach

/s/ Thomas H. Lister

Thomas H. Lister
/s/ Richard E. Ragsdale

Richard E. Ragsdale